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                                                                    EXHIBIT 23.5


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this registration statement on Form S-4 of our report dated February 19, 1999 on our audits of the financial statements of Direct Medical Knowledge, Inc. We also consent to the references to our firm under the captions "Experts" and "WebMD Selected Consolidated Financial Data."

/s/ PricewaterhouseCoopers LLP
San Francisco, California
October 13, 1999